Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

Dated as of April 20, 2017,

by and between

DHT HOLDINGS, INC.

and

BW GROUP LIMITED

TABLE OF CONTENTS

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INVESTOR RIGHTS AGREEMENT, dated as of April 20, 2017 (this “Agreement”), between DHT HOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and BW GROUP LIMITED, an exempted company limited by shares incorporated under the laws of Bermuda (the “Investor”).

WHEREAS the Company and the Investor are parties to a Vessel Acquisition Agreement dated as of March 23, 2017 (the “Acquisition Agreement”), pursuant to which, on the terms and conditions set forth in the Acquisition Agreement, the Investor agreed to sell an existing fleet of nine very large crude carriers (“VLCCs”) and newbuild contracts for two VLCCs (such 11 existing and newbuild VLCCs, the “Investor Vessels”) to the Company in exchange for a combination of cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and shares of the Company’s Series D Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

WHEREAS the Company and the Investor desire to establish in this Agreement terms and conditions concerning the rights of and restrictions on the Investor with respect to the Investor Parties’ ownership of the Common Stock, Preferred Stock and other capital stock of the Company;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  Capitalized terms used and not otherwise defined in this Agreement that are defined in the Acquisition Agreement shall have the meanings given such terms in the Acquisition Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“10-Day VWAP” means, at any time, the per share volume-weighted average price of shares of Common Stock as displayed under the heading VWAP Bloomberg on Bloomberg (or, if Bloomberg ceases to publish such price, a successor service to be reasonably agreed) for the ten trading days most recently ended prior to such time.

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Acquired Share Percentage” means, at any time, (a) the aggregate number of Acquired Shares held by the Investor Parties at such time but, if calculated prior to the Final Closing Date, giving pro forma effect to the issuance of the number of Acquired Shares that remain to be issued on each remaining Applicable Delivery Date and the Final Closing Date, divided by (b)(i) the number of Acquired Shares that were issued prior to such time plus (ii) the number of Acquired Shares that remain to be issued on each remaining Applicable Delivery Date and the Final Closing Date.

“Acquired Shares” means the shares of Common Stock and Preferred Stock acquired by the Investor pursuant to the Acquisition Agreement.

“Acquisition Agreement” has the meaning assigned to such term in the recitals above.

“Additional Investor Director” has the meaning assigned to such term in Section 2.01(c).

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Applicable Delivery Date” has the meaning assigned to such term in the Acquisition Agreement.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended and restated from time to time.

“BCA” means the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time.

“Board” means the board of directors of the Company, except where the context requires otherwise.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including, except where the context requires otherwise, assuming conversion of all convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Bylaws” means the Amended and Restated Bylaws of the Company, as further amended and restated from time to time.

“Common Stock” has the meaning assigned to such term in the recitals above.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Confidentiality Agreement” means the confidential letter agreement dated March 18, 2017, between the Company and BW Maritime Pte. Ltd, an affiliate of the Investor.

“Deferral Period” has the meaning assigned to such term in Section 3.06.

“Director” means a member of the Board, except where the context requires otherwise.

“Discriminatory Transaction” means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (a) impose material limitations on the legal rights of any Investor Party as a holder of a class of Voting Stock, including any action that would impose material restrictions without lawful exemption for the Investor Parties that are based upon the size of security holding, nationality of a security holder, the business in which a security holder is engaged or other considerations applicable to any Investor Party, and which material limitations are not imposed on holders of the same class of Voting Stock generally or (b) deny any material benefit to any Investor Party proportionately as a holder of any class of Voting Stock that is made available to other holders of that same class of Voting Stock generally.

“Demand Registration Statement” has the meaning assigned to such term in Section 3.01(a).

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“Excess Shares” means, at any time when the number of shares of the Company’s Common Stock, Preferred Stock or other Voting Stock beneficially owned by any of the Investor Parties represents in excess of 35% of the total Voting Power of all outstanding shares of the Company’s Voting Stock, the number of shares that result in such excess.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Fall Away Date” has the meaning assigned to such term in Section 4.03(c).

 “Final Closing Date” means the final Applicable Delivery Date to occur pursuant to the Acquisition Agreement; provided, that if all eleven Investor Vessels are not delivered as a result of termination of the Acquisition Agreement or otherwise, then “Final Closing Date” shall mean the last Applicable Delivery Date upon which an existing or newbuild VLCC was in fact or is to be delivered to the Company.

 “Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Freely Tradable” means, with respect to any security, a security that (i) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144, (ii) bears no legends restricting the transfer thereof and (iii) bears an unrestricted CUSIP number (if held in global form).

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company’s Equity Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company’s Equity Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company’s Equity Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company’s Equity Securities.

“Indemnified Party” has the meaning assigned to such term in Section 3.08(c).

“Indemnifying Party” has the meaning assigned to such term in Section 3.08(c).

“Independent Director” means a Director who would be considered an “independent director” were he or she to serve on either the Board or the board of directors (or other governing body) of the Investor, in each case under (a) (i) NYSE Rule 303A(2) as such rule may be amended, supplemented or replaced from time to time (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) or (ii) if the Company is not listed on the NYSE, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) and (b) any other applicable Law, rule or regulation mandating, or imposing as a condition to any material benefit to the Company or any of its subsidiaries, the independence of one or more members of the Board, excluding, in each case, requirements that relate to “independence” only for members of a particular Board committee or directors fulfilling a particular function.  In no event will any Person be deemed an “Independent Director” who is, or at any time during the previous three years was, a director, officer or employee of the Company, the Investor Parties or any of their respective subsidiaries.  The fact that a Person has been designated by the Investor for nomination as an Investor Director pursuant to this Agreement will not, by itself, disqualify that Person as an Independent Director if that Person otherwise meets the criteria of an Independent Director.

“Initial Closing Date” means the first Applicable Delivery Date to occur pursuant to the Acquisition Agreement.

“Inspectors” has the meaning assigned to such term in Section 3.04(d).

“Investor” has the meaning assigned to such term in the preamble to this Agreement.

“Investor Counteroffer” means an offer by any Investor Party to acquire any and all of the outstanding Common Stock not beneficially owned by an Investor Party at the time of the offer (or such lesser number or percentage of shares of Common Stock (a) equal to (i) the percentage of Common Stock that is subject to acquisition pursuant to a Third Party Offer giving rise to Investor’s ability to make such Investor Counteroffer (if the Board has approved, consented to or recommended (other than a negative recommendation) such Third Party Offer) less (ii) the Investor Percentage Interest at such time or (b) as may be approved by a majority of the Other Directors). Unless otherwise approved by a majority of the Other Directors prior to the acquisition of shares of Common Stock pursuant to an Investor Counteroffer, any Investor Counteroffer structured as a tender offer or other share purchase shall include a binding commitment (subject to any mandatory legal restrictions and requirements) by the offering party to acquire within one year of the closing of such tender offer or share purchase any

Common Stock that remains outstanding at the time of such closing for consideration equal to or greater than the consideration paid in such tender offer or share purchase for the same class of Common Stock less the percentage of Common Stock, if any, that Investor was not required to acquire pursuant to clause (a) above.

“Investor Directors” means the Director(s) who is/are designated for such position by the Investor in accordance with Section 2.01(a), (b), (c) or (d).

“Investor Exchange Date” means the date on which all shares of the Preferred Stock beneficially owned by any Investor Party are exchanged or converted into shares of Common Stock.

“Investor Observer” has the meaning assigned to such term in Section 2.01(e).

“Investor Parties” means the Investor and each of its controlled affiliates.

“Investor Percentage Interest” means, at any time, the Percentage Interest of the Investor Parties at such time but, if calculated prior to the Final Closing Date, giving pro forma effect to the issuance of the number of Acquired Shares that remain to be issued on each remaining Applicable Delivery Date and the Final Closing Date.  For purposes of determining whether and to what extent an Investor Party is entitled to any right under this Agreement, Voting Stock acquired by any of them in breach of this Agreement and Voting Stock subject to a Hedging Transaction will be excluded from any calculation of the Investor Percentage Interest.

 “Investor Transactions” has the meaning assigned to such term in Section 2.04.

“Investor Vessel” has the meaning assigned to such term in the recitals above.

 “Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Non-Coercive Offer” means an offer to acquire, made in compliance with applicable securities laws and not subject to any financing condition, all of the issued and outstanding Equity Securities, for cash, shares of capital stock of an entity that is publicly traded on the NYSE or the NASDAQ Stock Market with a public float (excluding all shares held by Investor Parties or any 13D Group to which any of the Investor Parties then belongs) equal to or greater than the aggregate public float (excluding all shares held by Investor Parties or any 13D Group to which any of the Investor Parties then belongs)

of Common Stock, or a combination thereof, in any case, made available to all of the Company’s holders of Equity Securities, which offer for Common Stock shall have a premium of at least 15% to the 10-Day VWAP immediately prior to the opening of the third trading day prior to the earliest of (x) the public announcement of such offer, (y) the public announcement of an intention to commence such offer and (z) the communication of such offer to the Board by the Investor, which offer shall remain in effect for a period of not fewer than 45 days and shall include a minimum tender condition of at least 50% of the outstanding Common Stock not owned by any of the Investor Parties or any 13D Group to which any of the Investor Parties belong.

“Non-U.S. Person” means a natural person that is not a United States citizen or resident for purposes of the Company satisfying the definition of “foreign private issuer” as defined in Rule 405 of the Securities Act.

“NYSE” shall mean the New York Stock Exchange and its successors.

“Nominating Committee” means the Nominating Committee of the Board or any successor committee thereto.

“Other Director” means an Independent Director that is not an Investor Director.

“Percentage Interest” means, with respect to any Person and as of any date of determination, the percentage of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock that is beneficially owned by such Person as of such determination date.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning assigned to such term in Section 3.02.

“Plan” has the meaning assigned to such term in Section 4.04.

 “Preferred Stock” has the meaning assigned to such term in the recitals above.

“Proceeding” has the meaning assigned to such term in Section 3.08(c).

“Records” has the meaning assigned to such term in Section 3.04(d).

“Registrable Securities” means any shares of Common Stock (or after June 30, 2018, Preferred Stock) issued to the Investor pursuant to the Acquisition

Agreement or upon conversion or exchange of any shares of Preferred Stock issued to the Investor pursuant to the Acquisition Agreement; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of by an Investor Party pursuant to such Registration Statement; (ii) such securities have been disposed of by an Investor Party pursuant to Rule 144 promulgated under the Securities Act or (iii) such securities become Freely Tradable.

“Registration Statement” has the meaning assigned to such term in Section 3.01(a).

“Renounced Business Opportunity” has the meaning assigned to such term in Section 2.04.

“Representatives” means, when used in relation to any Person, such Person’s subsidiaries and affiliates and its and their respective directors, officers, employees, agents, advisors (including, without limitation, financial and legal advisors, consultants and accountants) and other representatives.

“Request” has the meaning assigned to such term in Section 3.01(a).

“Requisite Shareholder Approval” means the affirmative vote of the holders of shares of Voting Stock carrying a majority of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock (voting together as a single class) and the affirmative vote of the holders (which may include any Investor Party) of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the issuance of Common Stock in connection with the conversion or exchange of all shares of Preferred Stock that are issued in connection with the Acquisition Agreement into Common Stock.

“Sale” has the meaning assigned to such term in Section 2.03(b).

 “SEC” means the Securities and Exchange Commission.

“SEC Reports” means reports filed under the Securities Act and the Exchange Act, including filings on Schedule 13D, Schedule 13G and Form 13F.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

 “Standstill Expiration Date” means the first date on which the Investor Percentage Interest ceases to be at least 25%.  The Standstill Expiration Date shall be calculated from time to time as of the close of business on the last NYSE trading day preceding the date of calculation (it being understood that, when determining the

Standstill Expiration Date for the purposes of clauses (i) and (ii) of Section 2.01(d), the Investor Percentage Interest shall be calculated as of the close of business on the last NYSE trading day prior to the meeting of the Board the agenda for which includes nominating a slate of Directors).

 “Standstill Period” means the period from the date of this Agreement until the Standstill Expiration Date.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Third Party Offer” means a bona fide written tender or exchange offer to holders of Equity Securities by a Person other than an Investor Party or any other Person acting on behalf of, or who is part of a 13D Group with, any Investor Party, which offer is (a) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and (b) has not expired or been withdrawn.

“Transfer” has the meaning assigned to such term in Section 5.01(a).

 “Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“VLCC” has the meaning assigned to such term in the recitals above.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that the agreements of the Investor Parties to confer voting rights on the Company in this Agreement shall be disregarded for purposes of this definition and a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or standing to vote such Voting Stock if such agreement, arrangement or standing (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of Directors.

ARTICLE II

Corporate Governance

SECTION 2.01.  Investor Board Representation.  The composition of the Board shall at all times consist of no more than four Directors plus such additional number of Directors as the Investor shall have then designated or nominated, as applicable, in accordance with the following clauses (a) through (d):

(a)  On the Initial Closing Date, the Company shall cause the size of the Board to be increased by one Director, and at the Investor’s election, either (x) Carsten Mortensen or (y) one individual, who shall be a Non-U.S. Person and shall be designated by the Investor at least ten Business Days prior to the Initial Closing Date, shall be appointed to the Board as a Class III Director with a term expiring at the Company’s 2018 annual meeting of shareholders.

(b)  By January 2, 2018, the Company shall cause the size of the Board to be increased by one Director, and one individual, who shall be a Non-U.S. Person and shall be designated by the Investor at least ten Business Days prior to such date, to be appointed to the Board as a Class I Director with a term expiring at the Company’s 2019 annual meeting of shareholders.

(c)  In the event that the Requisite Shareholder Approval is not obtained by October 31, 2017, by November 15, 2017, the Company shall have taken all necessary action to create one additional vacancy on the Board (such action may include expanding the size of the Board) and to cause one individual (in addition to the designees appointed pursuant to Section 2.01(a) or (b)), who shall be a Non-U.S. Person, to be designated by Investor prior to October 31, 2017, to be appointed to the Board (the individual so designated and appointed pursuant to this Section 2.01(c), an “Additional Investor Director”).  Subject to the other provisions of this Section 2.01, the Additional Investor Director appointed pursuant to this Section 2.01(c) shall remain in office until the receipt of the Requisite Shareholder Approval.

(d)  Except as otherwise provided herein, from and after the Initial Closing Date, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board):

(i)  for so long as both the Acquired Share Percentage is equal to or greater than 40% and the Investor Percentage Interest is equal to or greater than 10%, the Investor shall have the right to designate for nomination by the Board one individual, who shall be a Non-U.S. Person, for election at each of the Company’s meetings of shareholders at which the Class III Directors are elected, and such individual shall be nominated for such election to the Board as a Class III Director by the Board;

(ii)  for so long as both the Acquired Share Percentage is equal to or greater than 75% and the Investor Percentage Interest is equal to or greater than 10%, the Investor shall have, in addition to the nomination right set forth in the immediately preceding clause (i), the right to designate for nomination by the Board a second individual, who shall be a Non-U.S. Person, for election at each of the Company’s meetings of shareholders at which Class I Directors are elected, and such individual shall be nominated for such election to the Board as Class I Directors by the Board;

(iii)  following November 15, 2017 and prior to the Standstill Expiration Date, if the Requisite Shareholder Approval has not been received prior to the meeting of the Board the agenda for which includes nominating a slate of Directors, without modifying or otherwise affecting the immediately preceding clauses (i) and (ii), the Investor shall have the right to designate for nomination by the Board another individual, who shall be a Non-U.S. Person, for election at each of the Company’s meetings of shareholders at which the directors in the class joined by the Additional Investor Director are elected, and such individual shall be nominated for such election to the Board as a director of such class by the Board; provided that, if the Requisite Shareholder Approval shall have been received, then the Investor shall immediately lose its right to designate nominees pursuant to this clause (iii); and

(iv)  the Board shall nominate for election the remaining Directors that the Investor is not entitled to nominate pursuant to clauses (i), (ii) and (iii) based on the recommendations of the Nominating Committee.

The Investor shall notify the Company of any proposed nominee in writing no later than the latest date on which shareholders of the Company may make nominations to the Board for the applicable election in accordance with the Bylaws, together with all information concerning such nominee required to be delivered to the Company by the Bylaws and such other information reasonably requested by the Company.

(e)  Observer Rights. If any Investor Director is not reelected at the applicable meeting of shareholders to which he or she stands for election and provided Investor is otherwise entitled to nominate such Investor Director, then the Investor shall be entitled to appoint a designee to attend meetings of the Board as a non-voting observer (the “Investor Observer”) in lieu of such Investor Director, subject to compliance with the applicable rules of the NYSE.

(f)  During the time periods specified in Section 2.01(d)(i) through (iii), the Investor and the Board, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated, as the case may be, in accordance with this Section 2.01 by the Investor or the Board, respectively, upon the death, resignation, retirement, disqualification or removal from office of such Director; provided that, in the case of the Investor, any such replacement shall be a Non-U.S. Person.  The Board shall elect each Person so designated.

(g)  Without limiting the generality of Section 2.01(d), if the number of Investor Directors, or nominees therfor, exceeds the number that the Investor has the right to designate pursuant to Section 2.01(a), (b) and (c), the Investor shall promptly take all appropriate action to cause that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.01 to immediately resign or step down as nominee without conditions.

(h)  In the event that the Nominating Committee or the Board relies on Section 2.07 to exclude an Investor Director nominee from management’s slate of nominees (or otherwise take adverse action with respect to any such Investor Director nominee, including failing to recommend the election of such Investor Director nominee), the Nominating Committee and the Board shall afford the Investor a reasonable opportunity to select a replacement Investor Director nominee for inclusion, subject to Section 2.06, on management’s slate of nominees.

(i)  The Board may create and maintain customary committees, including an executive committee, an audit committee, a nomination committee and a compensation committee; provided, that the Board will not establish any committees or otherwise delegate any authority of the Board without the consent by a simple majority of the Directors at a meeting of the Board. Except for any special committee formed solely for the purpose of considering an interested transaction under Section 2.06, each committee of the Board, if any, shall include at least one Investor Director and shall otherwise consist of a number of Investor Directors based on the proportion of the number of Investor Directors that are members of the Board relative to the total number  of Directors (rounded up to the next whole number of Directors) that are members of the Board; provided that the number of Investor Directors on any committee shall at all times represent less than half of the total number of Directors on such committee; provided, further, that each such committee shall consist of at least three members.  The Investor Observer, if any, shall be entitled to observe committee meetings.

SECTION 2.02.  Voting.

(a)  Agreement to Vote.  Until the Standstill Expiration Date, in connection with any proposal submitted for the approval of the Company’s shareholders (including at any annual or special meeting or in connection with any other action, including the execution of written consents), the Investor shall, and shall cause each Investor Party to (x) cause all of the shares of the Company’s Voting Stock beneficially owned by them to be present or represented by proxy at all Company shareholder meetings for purposes of establishing a quorum, and (y) (i) other than any Excess Shares (for greater certainty, Excess Shares shall not be subject to this Section 2.02(a)(y)(i) and the applicable Investor Party may vote Excess Shares in its sole discretion), for any proposal related to the election or removal of Directors, vote all such shares of Voting

Stock in favor of any nominee or Director selected in accordance with Section 2.01 and against the removal of any nominee or Director selected in accordance with Section 2.01 and (ii) vote all such shares of Voting Stock in favor of the Requisite Shareholder Approval (provided that, if the Requisite Shareholder Approval is not obtained by the Standstill Expiration Date, the obligation of the Investor set forth in this Section 2.02(a)(y)(ii) shall extend until the termination of this Agreement in accordance with Section 7.04(a)).

(b)  The Investor agrees that it will take all action as a shareholder of the Company, or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

SECTION 2.03.  Approval Required for Certain Actions.  The approval of the Investor, as shareholder, such approval, if given, not to be unreasonably delayed, shall be required for the Company or any of its subsidiaries to do or effect any of the following prior to the latest of (x) the Final Closing Date and (y) the date on which the Investor Percentage Interest ceases to be at least 25% (in addition to any other Board or shareholder approval required by any law, rule or regulation or the constituent documents of the Company and its subsidiaries):

(a)  the entry by the Company or any of its subsidiaries into any Discriminatory Transaction;

(b)  until the Fall Away Date, (i) any consolidation or merger of the Company with or into any other entity, or the consolidation or merger of any other entity with or into the Company or any of its subsidiaries, in each case under this clause (i) that would result in a change of control of the Company, or (ii) any liquidation, dissolution or winding-up of the business and affairs of the Company, or the sale of all or substantially all of the Company and its subsidiaries’ consolidated property or business or other assets, taken as a whole, or the sale of all or substantially all of the stock of the Company, taken as a whole (collectively, a “Sale”), where such Sale does not result in the holders of the Common Stock receiving in such Sale for each share of Common Stock held by them at least an amount (in cash, securities or a combination thereof) equal to the product of (x) $5.37 and (y) the sum of (A) 100% plus (B) the product of (1) 10% and (2) the number of anniversaries of the Initial Closing Date that have occurred on or prior to the closing of such Sale;

(c)  conducting or engaging in any business in any material respect other than the business in which the Company and its subsidiaries are engaged as of the date hereof and any business reasonably related or complementary thereto;

(d)  except as provided for in this Agreement, increasing or decreasing the total number of Directors constituting the Board

(e)  issuing any voting preferred Equity Securities (other than convertible preferred Equity Securities that have no more Voting Power than the Common Stock into which they are convertible); or

(f)  entering into an agreement for, or committing to agree to take, or consenting to, any of the foregoing actions.

SECTION 2.04.  Corporate Opportunity.  Notwithstanding anything contained herein or in any other Transaction Document, except for any Renounced Business Opportunity, the Investor, any of its affiliates and any of their respective directors, officers and employees, including any Investor Directors, may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any Director or any other shareholder may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Investor Directors (“Investor Transactions”), in each case without any prior Company, Board or shareholder notification or approval; provided that if the board of directors or senior management of the Investor has actual knowledge that the Company is considering the same Investor Transaction, the Investor will promptly notify the Company of its interest in such Investor Transaction and cause each Investor Director and Investor Observer to recuse himself from all Board discussions and activities relating to such Investor Transaction.  Without limiting the generality of the foregoing, the Company agrees and acknowledges that Investor and its affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately proceeding sentence shall be applicable to such competitors, their respective affiliates and any of their respective directors, officers and employees in respect thereof.  For purposes of this Agreement, “Renounced Business Opportunity” means an Investor Transaction that (A)(i) is presented to an Investor Director or an Investor Observer in such Person’s capacity as a Director or board observer (whether at a meeting of the Board or otherwise) and with respect to which the Investor has not independently received notice or is otherwise not previously aware or (ii) is identified by Investor solely through disclosure of information by or on behalf of the Company to the Investor and (B) if identified or initiated by any Person other than the Investor, was identified or initiated by such Person independently of being so presented or identified as contemplated in the preceding clause (A).  The Company agrees that for purposes of the immediately preceding sentence, the determination as to whether an Investor Director or an Investor Observer has been presented with such Investor Transaction in such Person’s capacity as a Director or board observer or solely through disclosure of information by or on behalf of the Company, or whether such Investor Transaction was identified or initiated by such Person independently of such presentation or identification, shall, in each case, be made reasonably and in good faith by Investor, and any such determination made reasonably and in good faith shall be binding for purposes hereof.

                                SECTION 2.05.  Articles of Incorporation and Bylaws.  The Board shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Articles of Incorporation and Bylaws are not at any time inconsistent in any material respect with the provisions of this Agreement.  If the Investor Percentage Interest is equal to or greater than 10%, the Company shall not, (i) amend the Company’s Articles of Incorporation or Bylaws in a manner that disproportionally and adversely affects the Investor or, prior to the Investor Exchange Date, the holders of Preferred Stock vis-à-vis the other holders of Equity Securities or other capital stock of the Company or (ii) prior to the Investor Exchange Date, amend the Certificate of Designation, in each case, without the prior written consent of the Investor.

SECTION 2.06.  Interested Transactions.  The approval by a majority of the Other Directors shall be required (in addition to any other Board or shareholder approval required by any law, rule or regulation) for the Company or any of its subsidiaries to enter into or effect, or agree to enter into or effect, any material contract or transaction (other than this Agreement, the Acquisition Agreement and the transactions contemplated hereby or thereby) between or involving the Company or any of its subsidiaries, on the one hand, and any Investor Party, on the other hand, the terms of which are not governed by a pre-existing agreement to which the Company or any of its subsidiaries is a party or a provision of the Company’s Articles of Incorporation or Bylaws.

SECTION 2.07.  Fiduciary Duties.

(a)  Nothing in Section 2.01 or 6.01 shall be deemed to require the Board or any committee or member thereof to take any action or refrain from taking any action, or result in a breach of Sections 2.01 or 6.01 by reason of such action or failure to act, if the Board, such committee or Director determines in good faith (after consideration of advice to such effect of outside legal counsel) that refraining from taking such action or failing to take such action, as the case may be, would cause a violation of his or her fiduciary duties to shareholders, including the Investor and its affiliates, under applicable Law.

(b)  The Board shall owe the same fiduciary duties to each Investor Party, to the extent such Investor Party is a holder of Voting Stock, as it owes to the other holders of Common Stock.

SECTION 2.08.  Change in Law.  In the event any Law comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

ARTICLE III

Registration Rights

SECTION 3.01.  Registration.  (a)  At any time and from time to time following the Final Closing Date, the Company agrees that upon the written request of the Investor (a “Request”), it will as promptly as reasonably practical prepare and file a registration statement under the Securities Act pursuant to Rule 415 under the Securities Act (a “Registration Statement”) covering any Registrable Securities; provided,however, that (i) the Company shall not be obligated to effect more than one Request in any 180-day period and (ii) the Registrable Securities of the Investor (and any of its permitted transferees holding Registrable Securities pursuant to Section 5.01) for which a Request has been made shall have a value (based on the average closing price per share of Common Stock for the ten trading days preceding the delivery of the Request) of not less than $5,000,000.  Each such Request shall specify the number of shares of Registrable Securities proposed to be offered for sale and shall also specify the intended method of distribution thereof; provided,however, that the Investor may change such number if such change shall not materially adversely affect the timing or success of the offering, so long as such change does not result in less than $5,000,000 of Registrable Securities being included in the Registration Statement.

(b)  The Company agrees to use commercially reasonable efforts (i) to cause any Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof and (ii) to keep such Registration Statement effective until such time as all Registrable Securities thereunder have been sold pursuant thereto, including if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder.

(c)   The Company further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above. Upon the expiration of the time period set forth in clause (ii) above, a Request with respect to a Demand Registration Statement shall count as a completed Request for purposes of determining when future Requests can be requested pursuant to this Section 3.01, subject to paragraph (e) below.

(d)  In the event an offering of shares of Registrable Securities involves one or more Underwriters, the Investor shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally-

recognized investment banks reasonably agreed to between the Company and the Investor.

(e)  Notwithstanding the foregoing provisions of this Section 3.01, the Investor may not make a Request within the 90-day period after a Registration Statement for Common Stock has been filed by the Company (for its own account or for any other security holders) with and declared effective by the SEC, unless such Registration Statement has been withdrawn; provided, however, the forgoing limitation will not apply if the Investor was not given the opportunity, in accordance with Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(d).

(f)  Any Investor Party holding Registrable Securities included in a Registration Statement shall be permitted to remove all or any part of the Registrable Securities held by it from any Registration Statement at any time prior to the effective date of the Registration Statement covering such Registrable Securities; provided, however, that such Request shall nonetheless count as a Request for purposes of determining when future Requests can be requested pursuant to this Section 3.01, unless the Investor reimburses the Company for all registration expenses incurred by the Company in connection with such withdrawn Request.

SECTION 3.02.  Piggyback Registration.  If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock for (a) the Company’s own account (other than a Registration Statement on Form F-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any of its holders of Common Stock pursuant to a demand registration requested by such holders, then the Company shall give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer the Investor (and any of its permitted transferees holding Registrable Securities pursuant to Section 5.01) the opportunity to register such number of shares of Registrable Securities as the Investor and its affiliates may request on the same terms and conditions as the Company’s or such holder’s Common Stock (a “Piggyback Registration”).  The Company shall control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering shall be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, the Company shall select the lead Underwriter and any additional Underwriters in connection with such offering.

SECTION 3.03.  Reduction of Offering.  Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 3.01 or Section 3.02 delivers a written opinion to the Company that the number of shares of Common Stock (including all Registrable Securities) that the Investor (and its permitted transferees), the Company and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the number of shares of Common Stock to be included in the Registration Statement for the account of the Investor (and its permitted transferees) and the Company and any other Persons shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in any such Registration Statement to the amount recommended by such lead Underwriter; provided,however, that (a) priority in the case of a Request pursuant to Section 3.01 shall be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor and its permitted transferees, allocated among them as determined by the Investor so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities initially proposed to be offered by the Company for its own account and (iii) third, pro rata among any other securities of the Company requested to be registered by the holders thereof pursuant to a contractual right of registration so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (b) priority in the case of a Piggyback Registration initiated by the Company for its own account pursuant to Section 3.02 shall be (i) first, securities initially proposed to be offered by the Company for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor and its permitted transferees, allocated among them as determined by the Investor so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, and (iii) third, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration and (c) priority with respect to inclusion of securities in a Registration Statement initiated by the Company for the account of holders other than any Investor Party pursuant to demand registration rights afforded such holders shall be (i) first, securities offered for the account of such holders so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities offered by the Company for its own account, (iii) third, the Registrable Securities offered for the account of the Investor and its permitted transferees and (iv) fourth, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration.

SECTION 3.04.  Registration Procedures.Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(a)  furnish to the Investor, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), any and all transmittal letters or other correspondence with the SEC relating to the Registration Statement and such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

(b)  notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)  enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to the Company) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

(d)  make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for the Investor and the Underwriter and any accountant or other agent retained by the Investor or any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided,however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

(e)  use commercially reasonable efforts to obtain and deliver to the Underwriters and the Investor a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Investor may reasonably request;

(f)  use commercially reasonable efforts to obtain and deliver to the Underwriters and the Investor a 10b-5 statement and legal opinions from the Company’s counsel in customary form and covering such matters as customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Investor may reasonably request;

(g)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(h)  use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on the exchange or automated quotation system on which similar securities issued by the Company are listed or quoted.

SECTION 3.05.  Conditions to Offerings.  The obligations of the Company to take the actions contemplated by Sections 3.01, 3.02 and 3.04 with respect to an offering of Registrable Securities shall be subject to the following conditions:

(a)  the Investor Parties shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities;

(b)  the Investor shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act;

(c)  the Company may require the Investor to furnish to the Company such information regarding the Investor or the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws; and

(d)  in any underwritten offering pursuant to Section 3.01 or Section 3.02 hereof, any Investor Party including Registrable Securities in a Registration Statement, together with the Company, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings, including custody agreements, powers of attorney and indemnification provisions relating to information provided in writing by an Investor Party.

Any Investor Party holding Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(b) hereof or a condition described in Section 3.06 hereof, all Investor Parties will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the sale of such shares of Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(b) hereof or notice from the Company of the termination of the Deferral Period and, if so directed by the Company, will promptly deliver to the Company all copies (other than any permanent file copies then in the Investor’s possession) of the most recent prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

SECTION 3.06.  Deferral Period.  The Company’s obligations pursuant to Sections 3.01 and 3.02 hereof shall be suspended if compliance with such obligations would (a) violate applicable Law or (b) require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company have determined, in the good faith exercise of their reasonable business judgment, that such disclosure is not in the best interests of the Company; provided,however, that any such suspension shall not exceed 60 consecutive days and all such suspensions shall not exceed 120 days in any twelve-month period (the “Deferral Period”).  The Company shall promptly give the Investor written notice of any such suspension containing the approximate length of the anticipated delay, and the Company shall notify  the Investor upon the termination of the Deferral Period.

SECTION 3.07.  Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with the registration obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by the Company, will be borne by the Company.  Any Investor Party or any other Person registering Registrable Securities will bear and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its or its affiliates’ account and transfer taxes, if any, relating to the sale or disposition of such securities. The Company shall pay the reasonable legal fees and expenses of counsel to the Investor Parties, not to exceed $50,000 in the aggregate per annum, in connection with the registration of their Registrable Securities.

SECTION 3.08.  Indemnification.  (a)  In connection with any registration of Registrable Securities pursuant to Section 3.01 or 3.02 hereof, the Company agrees to indemnify, defend and hold harmless the Investor, its partners, directors, members, officers and employees, and any Person who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Investor or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), prospectus or preliminary prospectus contained therein, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Investor, its partners, directors, members, officers or controlling Persons furnished in writing by or on behalf of the Investor to the Company expressly for use in, the Registration Statement, prospectus or preliminary prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, prospectus or preliminary prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, prospectus or preliminary prospectus or was necessary to make such information not misleading.  Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 3.08 shall not inure to the benefit of any Investor Party or any other holder of Registrable Securities from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that any Investor Party sold Registrable Securities to such a Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

(b)  In connection with any Registration Statement, the Investor Parties holding Registrable Securities will furnish to the Company in writing such information and affidavits with respect to the Investor Parties holding Registrable Securities as the Company reasonably requests, including information relating to the Investor Parties for use in connection with any such Registration Statement, prospectus or preliminary prospectus and agrees to indemnify, defend and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Investor, but only in connection with information relating to the Investor or such other holders of Registrable Securities, as the case may be, furnished to the Company in writing by or on behalf of the Investor expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

(c)  If any action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or the Investor (as applicable, the “Indemnifying Party”) pursuant to subsection (a) or (b) of this Section 3.08, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail to the extent known, of the Proceeding promptly after receipt by such Indemnified Party of notice of the Proceeding, and shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced by such failure.  In case any such Proceeding shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, (x) the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith (such cooperation to include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder) and (y) the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof.  For the avoidance of doubt, the Indemnified Party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence.  If the Indemnifying Party elects not to assume the defense of such Proceeding, it is understood that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such Indemnified Party.  In the event the Indemnified Party assumes the defense of the Proceeding, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such Proceeding.  The Indemnifying Party shall not be liable for any settlement of a Proceeding that an Indemnified Party may effect without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnified Party.  The Indemnifying Party shall pay or cause to be paid all amounts arising out of any settlement or judgment to which it consented in accordance with the terms of such settlement or judgment.

SECTION 3.09.  Rule 144.  For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, the Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as the Investor reasonably may request, all to the extent required from time to time to enable the Investor Parties to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

SECTION 3.10.  Lockup.  If and to the extent requested by the managing Underwriters of an underwritten public offering of Equity Securities, the Company and the Investor agree not to effect, and to cause their respective affiliates not to effect, except as part of such registration, any offer, sale, pledge, hedging transaction, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven-day period prior to and during such period that the lead Underwriter may reasonably request, no greater than 90 days, beginning on the effective date of such registration.

SECTION 3.11.  Marketing Cooperation.  Following the Investor Exchange Date, at the request of the Investor, the Company shall use commercially reasonable efforts to make available its executive officers to cooperate with one customary marketed road show to assist the Investor in an offering of its Registrable Securities hereunder, with timing, payment of expenses and the other terms of such cooperation to be mutually agreed by the Company and the Investor; provided, however, that the aggregate number of days of “road show” presentations in connection with an offering of Registrable Securities for each Request shall not exceed four Business Days (excluding any applicable travel time).

SECTION 3.12.  Termination of Registration Rights.  The registration rights contained in this Article III shall terminate on the date on which all shares of Common Stock subject to this Agreement (including any Common Stock issuable upon conversion of Preferred Stock) cease to be Registrable Securities.  Notwithstanding the forgoing, the registration rights contained in this Article III shall terminate in any event with respect to any Investor Party or any other holder of Registrable Securities when any such holder no longer owns any Registrable Securities.  In addition, even if the registration rights contained in this Article III are no longer in effect, in the event that an Investor Party intends to dispose of a significant number of Common Shares and such disposition could reasonably be expected to have an adverse impact on the trading price of shares of Common Stock or otherwise have an adverse impact on the market for Common Stock, the Company and the Investor Parties shall cooperate in connection with such disposition and shall take commercially reasonable efforts to mitigate the adverse effects of any such disposition; provided, however, that nothing in this sentence shall be deemed to restrict an Investor Party in connection with the sale of any Common Stock (including the size or timing of such disposition).

ARTICLE IV

Limitations on Purchases of
Equity Securities and Other Actions

SECTION 4.01.  Purchases of Equity Securities.  Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities.  Equity Securities acquired pursuant to this Article IV shall be subject to all the terms, covenants and conditions of this Agreement.

SECTION 4.02.  Additional Limitations.  Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not:

(a)  seek, make, make any public announcement with respect to or take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, any (i) merger, consolidation, tender, exchange offer or other business combination involving the Company or any of its Subsidiaries, or any equity interest therein, (ii) sale or purchase of a substantial portion of the assets of the Company or any of its Subsidiaries, (iii) dissolution, liquidation, restructuring, recapitalization of, or similar transaction involving, the Company or any of its subsidiaries or (iv) acquisition of any equity interest in the Company or any of its subsidiaries;

(b)  “solicit”, or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a “solicitation”;

(c)  form, join or in any way participate in a 13D Group with respect to any Voting Stock (other than a 13D Group composed of one or more Investor Parties);

(d)  grant any proxies with respect to any Voting Stock to any Person (other than the Company or as recommended by the Board) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(e)  seek, alone or in concert with other Persons, additional representation on the Board or seek the removal of any member of the Board that is not an Investor Director or a change in the composition or size of the Board that is inconsistent with this Agreement;

(f)  call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company;

(g)  enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing, or disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or make or take any action that would reasonably be expected to cause the Company to make a public announcement regarding any intention of any Investor Party to take an action that would be prohibited by, or inconsistent with, the foregoing; or

(h)  request, propose or otherwise seek any amendment or waiver of or release from, or otherwise act to contest the validity of, the restrictions set forth in the provisions of Article IV; provided, that nothing in this Agreement shall be deemed to restrict what any Investor Director may say or discuss at any meeting of the Board.

SECTION 4.03.  Standstill Exceptions.  Notwithstanding Sections 4.01 and 4.02, during the Standstill Period, the Investor Parties:

(a)  may acquire the Acquired Shares pursuant to the Acquisition Agreement;

(b)  may acquire in any matter (including through market or block purchases) beneficial ownership of additional Equity Securities if, after giving effect to any such acquisition, the Investor Percentage Interest would not exceed 45%;

(c)  after the earliest of (A) the Standstill Expiration Date, (B) the date that is 18 months following the date of this Agreement if the Investor Percentage Interest of the Investor Parties in such case on such date represents less than 35% of the issued and outstanding Common Stock and (C) the fifth anniversary of the date of this Agreement (the earliest of (A), (B), and (C), the “Fall Away Date”), and in any case, following a period of review, consultation and good faith negotiation with the Board (or a special committee thereof that does not include any Investor Directors) of not less than 45 days, shall have the right to make a Non-Coercive Offer;

(d)  shall have the right, if the Company becomes the subject of a Third Party Offer, in which case the Company shall promptly, and in any event within two Business Days, deliver written notice to the Investor to such effect, which notice shall to the extent known by the Company set forth the percentage of Voting Power or assets that the third party is seeking to acquire pursuant to the Third Party Offer, to make an Investor Counteroffer to the Board in response to such Third Party Offer. If the Company rejects any such Investor Counteroffer and enters into an agreement with a third party (other than the Investor Parties) with respect to a transaction that, if consummated, would result in a change of control of the Company, the Investor Parties may make and consummate a public proposal constituting an Investor Counteroffer (including by way of tender or exchange offer).  If the Company accepts any such Investor Counteroffer, the Investor Parties may acquire Equity Securities in accordance with the terms of such Investor Counteroffer. Notwithstanding the foregoing, an Investor Party’s right to make any Investor Counteroffer and to acquire additional Equity Securities pursuant to this clause (d) is subject to the condition that the Investor Directors recuse themselves from any and all consideration by the Board or any committee thereof of a Third Party Offer or an Investor Counteroffer; and

(e)  shall have the right to make requests to the Board to amend or waive any of the limitations set forth in Section 4.01 or 4.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by the Investor Parties and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by the Company.

SECTION 4.04.  Shareholder Rights Plans.  Until the Standstill Expiration Date, neither the Company, the Board nor any committee thereof shall, without the Investor’s prior written consent, extend, declare or enter into any shareholder rights plan, rights agreement or any other “poison pill”, “proxy put” or other antitakeover arrangement (collectively, a “Plan”), if such Plan would restrict the Investor Parties from engaging in any transaction, or taking any action, otherwise permitted pursuant to Section 4.03. Following the Standstill Expiration Date, until the Investor Percentage Interest ceases to be at least 10%, neither the Company, the Board nor any committee there of shall, without the Investor’s prior written consent, extend, declare or enter into any Plan that would restrict the Investor Parties from consummating, or that would otherwise be triggered by, a Non-Coercive Offer by any of the Investor Parties.

ARTICLE V

Transfer of Voting Stock

SECTION 5.01.  Limitation on Transfer of Voting Stock.  (a)  Subject to Section 5.01(b), the Investor may, at any time and from time to time in the case of Common Stock and from time to time after June 30, 2017, in the case of Preferred Stock, directly or indirectly sell, transfer, pledge, encumber, assign, loan or otherwise dispose (“Transfer”) of any portion or interest of any Equity Securities (including any Common Stock issued upon conversion of such Preferred Stock) without the consent of the Company; provided, however, that any transferee that is an affiliate of any Investor Party shall agree in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement. Any purported Transfer that is not in accordance with the terms and conditions of this Section 5.01 shall be, to the fullest extent permitted by law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

(b)  The Investor agrees that it shall not, and shall cause the Investor Parties not to, directly or indirectly, Transfer any shares of Voting Stock without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion) to (i) any Person or 13D Group in an amount constituting 15% or more of the Voting Stock then outstanding or (ii) any Person or 13D Group that, immediately following such Transfer, and to the Investor’s knowledge, would beneficially own in the aggregate 15% or more of the Voting Stock then outstanding (it being agreed that the Investor’s knowledge shall be deemed to include all then-available SEC Reports filed by such Person or 13D Group); provided, that this Section 5.01(b) shall not restrict the Investor Parties from directly or indirectly selling, transferring or otherwise disposing of Equity Securities in connection with a tender offer or exchange offer for Equity Securities (provided, further, that the Board has not recommended to its shareholders that such tender offer or exchange offer be rejected).

SECTION 5.02.  Legend.  (a)  The Company may place appropriate legends on the shares of Voting Stock held by the Investor Parties setting forth the restrictions referred to in Section 5.01 and any restrictions appropriate for compliance with U.S. federal securities laws.  The Investor agrees with the Company that each share of Voting Stock held by the Investor shall be marked with a legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable securities Laws:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (WHICH TRANSACTION SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT DATED MARCH 23, 2017 BETWEEN DHT HOLDINGS, INC. AND BW GROUP LIMITED, AS AMENDED FROM TIME TO TIME.

(b)  The Company will promptly cause the transfer agent to remove the restrictive legend with respect to applicable shares of Voting Stock, upon request, in order to permit the Investor Parties to engage in sales, transfers and other dispositions that are not restricted hereunder or under U.S. federal securities laws.  Purported transfers of shares of Voting Stock that are not in compliance with this Article V shall be void.

ARTICLE VI

Agreements Relating to Requisite Shareholder Approval

SECTION 6.01.  Proxy Statement; Shareholders’ Meeting.  (a)  Until the Requisite Shareholder Approval is obtained, the Company agrees to use its reasonable best efforts to, in compliance with applicable Law, the Articles of Incorporation and Bylaws and the rules of the NYSE, seek the Requisite Shareholder Approval.  Without limiting the generality of the foregoing, if the Required Shareholder Approval is not obtained at the Shareholders Meeting (as defined in the Acquisition Agreement), the Company shall prepare and distribute a proxy statement soliciting the Requisite

Shareholder Approval to the Company’s shareholders in connection with each shareholder meeting following the date of this Agreement and, in the event that the Requisite Shareholder Approval is not obtained at any such shareholder meeting, the Company shall as promptly as practicable engage a proxy solicitation service provider (at its own expense) to assist in obtaining the Requisite Shareholder Approval and as promptly as practicable thereafter call a special meeting to request the Requisite Shareholder Approval.  Subject to Section 2.07, the Company shall include in each such proxy statement the recommendation of the Board that the shareholders grant the Requisite Shareholder Approval.  The Board shall continue to convene meetings of the shareholders of the Company on a basis no less frequent than two times per annum (including special meetings and the regularly scheduled annual meetings) for the purposes of obtaining, and, subject to Section 2.07, continue to recommend that the shareholders of the Company grant the Requisite Shareholder Approval until the receipt of the Requisite Shareholder Approval.

(b)  The Investor shall provide the Company such information as the Company may reasonably request in connection with the preparation and distribution of any proxy statement in connection with a shareholder meeting at which the Requisite Shareholder Approval will be sought, and shall promptly correct any information supplied by it for inclusion in any such proxy statement if and to the extent any such information previously provided shall, at that time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by electronic mail or facsimile, upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 7.01.

(a)  if to the Company, to

DHT Holdings, Inc.
2 Church Street
Hamilton HM 11
Bermuda
Fax: +1 (441) 298-7800

Attention:	Svein Moxnes Harfjeld (email: smh@dhtankers.com)
Trygve P. Munthe (email: tpm@dhtankers.com)

with a copy to:

DHT Management AS
Haakon VIIs GT. 1, 7th floor
POB 2039 Vika, 0125 Oslo
Norway
Fax: +47 23 11 50 81
Attention:	Svein Moxnes Harfjeld (email: smh@dhtankers.com)
Trygve P. Munthe (email: tpm@dhtankers.com)

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax:  212-474-3700
 Phone:  212-474-1000
Attention:	Erik R. Tavzel (email: etavzel@cravath.com)
Ting S. Chen (email: tchen@cravath.com)

(b)  if to the Investor, to

BW Group Limi
10 Pasir Panjang Road
Mapletree Business City #18-01
Singapore 117438
Fax: +1 (65) 6337 2483
Attention:	Carsten Mortensen (email: cmo@bwmaritime.com)
Sebastien Brochet (email: sebastien.brochet@bwmaritime.com)
Linda Teh (email: linda.teh@bwmaritime.com)

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Fax:  212-839-5599
Phone:  212-839-5300
Attention:	Scott M. Freeman (email: sfreeman@sidley.com)
Gabriel Saltarelli (email: gsaltarelli@sidley.com)

SECTION 7.02.  Amendments; Waivers.  (a)  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Other Directors.

(b)  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 7.03.  Interpretation.  When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America.   The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns.

SECTION 7.04.  Termination.

(a)  Automatic Termination.  Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 7.04(b) (i) upon the mutual written agreement of the Company and the Investor and (ii) at such time after the Final Closing Date when none of the Investor Parties beneficially owns any shares of the Company’s Voting Stock.

(b)  Survival.  In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except (i) Article III shall survive any such termination until the Investor (and its permitted transferees of Registrable Securities pursuant to Section 5.01) no longer hold Registrable Securities and (ii) Articles I and VII and Section 3.08 shall survive any such termination indefinitely.

SECTION 7.05.  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.06.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto.  Any purported assignment without such prior written consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 7.06, the Investor may assign, in whole or in part, this Agreement and its rights, interests or obligations hereunder to (i) any of its affiliates to which it transfers Voting Stock in accordance with Section 5.01(a) or (ii) any Person who acquires, directly or indirectly, all or substantially all of its consolidated assets (including by way of merger, amalgamation or otherwise by operation of law).

SECTION 7.07.  Governing Law.  Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

SECTION 7.08.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.09.  Consent to Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the proof of actual damages) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and that neither party nor any of their respective Representatives shall oppose the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such equitable relief.  In addition, each of the parties irrevocably submits to the jurisdiction of any court in the County of New York, New York or the U.S. District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each party irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any court of the County of New York, New York or the U.S. District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 7.10.  Effectiveness.  This Agreement shall become effective upon the Initial Closing Date.

SECTION 7.11.  Confidentiality.  (a)  The Investor agrees to maintain, and it shall cause its subsidiaries and affiliates, and its and their directors, officers, partners, employees, agents, counsel, advisors, consultants and other representatives (including any Investor Director and any Investor Observer appointed pursuant to Section 2.01(e)) to maintain, the confidentiality of all information obtained by the Investor Parties and its Representatives from the Company or any of its subsidiaries or Representatives, and not to use such information for any purpose other than (i) the evaluation and protection of the investment by the Investor Parties in the Company, (ii) the exercise by the Investor Parties of any of its rights under this Agreement (including the right to acquire more Voting Stock) and (iii) the exercise by the Investor Directors of their fiduciary duties as Directors of the Company.

(b)  Notwithstanding anything to the contrary in the foregoing or the Confidentiality Agreement, the confidentiality obligations of Section 7.11(a) will not apply to information obtained other than in violation of this Agreement which:

(i)  was or becomes generally available to the public other than as a result of a breach of Section 7.11(a) or of the Confidentiality Agreement; or

(ii)  was or becomes available to the Investor Parties or their subsidiaries or Representatives on a non-confidential basis by a third-party source who obtained such information other than from any such Person; provided that such source is reasonably believed by each such Person not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its subsidiaries;

and any of the Investor Parties, or their subsidiaries or Representatives, may disclose such information to the extent required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority; provided, however, that, to the extent practicable, the disclosing party shall (A) give the Company reasonable notice of any such requirement and the opportunity to seek appropriate protective measures and (B) cooperate with the Company in attempting to obtain such protective measures.

SECTION 7.12.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the Acquisition Agreement, the Confidentiality Agreement and any other agreement expressly contemplated herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties or their affiliates with respect to the subject matter hereof. Except as expressly set forth in Section 3.08, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 7.13.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.14.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument.

SECTION 7.15.  Acknowledgment of Securities Laws.  The Investor hereby acknowledges that it is aware, and that it will advise its affiliates and representatives who are provided the material non-public information that is the subject of Section 7.11, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the day and year first above written.

DHT HOLDINGS, INC.,

by:	/s/ Svein Moxnes Harfjeld
	Name:	Svein Moxnes Harfjeld
	Title:	Co-Chief Executive Officer

/s/ Trygve P. Munthe
	Name:	Trygve P. Munthe
	Title:	Co-Chief Executive Officer

BW GROUP LIMITED

by:	/s/ Nicholas John Oxleigh Fell
	Name:	Nicholas John Oxleigh Fell
	Title:	SVP, Corporate Services & General Counsel

37